Exhibit 10.5

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PWP GP LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of PWP GP LLC (the “Company”) is made and entered into as of June 24, 2021 by PERELLA WEINBERG PARTNERS, a Delaware corporation (the “Member”).

WHEREAS, PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), formed the Company as a limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act (as amended from time to time, the “Act”), on October 24, 2018 (the “Formation Date”), by the filing of the Company’s Certificate of Formation with the office of the Secretary of State of the State of Delaware;

WHEREAS, Professionals entered into that certain Limited Liability Company Agreement, effective as of the Formation Date (the “Existing Operating Agreement”), governing the affairs of the Company and the conduct of its business, which, among other things, established the relative rights and obligations of Professionals pursuant to the Act in connection with forming the Company;

WHEREAS, on the date hereof, Professionals contributed, assigned, transferred, conveyed and delivered to the Member, as a capital contribution, all right, title and interest in and to all of the equity interests in the Company; and

WHEREAS, the Member desires to amend and restate the Existing Operating Agreement in its entirety upon the terms set forth herein.

NOW, THEREFORE, the Member hereby agrees as follows:

1. Formation. The Company was previously formed as a Delaware limited liability company on October 24, 2018, pursuant to the provisions of the Act. A certificate of formation for the Company (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. Express authorization was given to Tracy Baker for the exclusive purpose of executing the Certificate of Formation.

2. Name. The name of the Company is “PWP GP LLC” and its business shall be carried on in such name with such variations and changes as the Member shall determine or deem necessary to comply with the requirements of the jurisdictions in which the Company’s operations are conducted.

3. Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

4. Registered Office and Agent. The location of the initial registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The Company’s Registered Agent at such address shall be Corporation Service Company.

5. The Member. The Member is the sole member of the Company. The management of the Company is fully reserved to the Member, and the Company shall not have any “manager,” as that term is used in the Act. The Member shall have no personal liability for the obligations of the Company except to the extent provided in the Act. The Member shall have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement or which the Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company’s business, and may cause the Company to undertake all actions necessary or appropriate in connection therewith. All instruments, contracts, agreements and documents shall be valid and binding on the Company if executed by the Member.

6. Additional Members. New members shall be admitted only upon the approval of the Member and appropriate amendments to this Agreement effected by the Member.

7. Officers and Related Persons. The Member shall have the power and authority to appoint and terminate officers of the Company, to retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

8. Capital. From time to time, the Member may determine that the Company requires capital and may make capital contribution(s) in an amount determined by the Member.

9. Profits and Losses. For financial accounting and tax purposes, the Company’s profits and losses shall be determined in the manner determined by the Member, and all profits and losses shall be allocated entirely to the Member.

10. Distributions. Subject to the requirements of the Act, the Company shall make distributions of cash or other assets to the Member at such times and in such amounts as determined by the Member.

11. Dissolution. The Company shall be dissolved and its affairs wound up upon the earliest to occur of the following: (a) the Member’s authorization and approval of such dissolution; or (b) the entry of a decree of judicial dissolution of the Company under the Act.

12. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Member, or any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of any of the Member, nor any officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person if such Covered Person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful (the “Standard of Conduct”). For purposes of any determination of whether a Covered Person has satisfied the Standard of Conduct, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant, financial adviser, appraiser or other expert selected with reasonable care by the Company or another enterprise. The preceding sentence shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the Standard of Conduct.

13. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 13 (a) for any act or omission as to which such Covered Person has failed to satisfy the Standard of Conduct, or (b) with respect to any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person’s rights to indemnification hereunder or (ii) was authorized or consented to by the Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section of the Agreement.

14. Tax Treatment. Unless otherwise determined in writing by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all elections and filings necessary therefor.

15. Amendments. Amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act. Any repeal or modification of any provisions in this Agreement relating to exculpation or indemnification of Covered Persons shall not adversely affect any rights of a Covered Person pursuant to such provisions, including the right to exculpation and the right to indemnification and to the advancement of expenses, in existence at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

16. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

PERELLA WEINBERG PARTNERS

By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	Chief Financial Officer

[Signature Page to Amended and Restated LLC Agreement of PWP GP LLC]